Exhibit 3.4

                               ARTICLES OF MERGER

                                       OF

                            COFFEE HOLDING CO., INC.

                                       AND

                     TRANSPACIFIC INTERNATIONAL GROUP CORP.

To the Secretary of State
State of Nevada

      Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic herein named do hereby adopt the following Articles of Merger.

      1. The complete executed Plan of Merger for merging Coffee Holding Co., Inc., a business corporation organized under the laws of the State of New York, with and into Transpacific International Group Corp., a business corporation organized under the laws of the State of Nevada is on file at the registered offices and the principal place of businesses of Transpacific International Group Corp. and Coffee Holding Co., Inc. The said Plan of Merger has been adopted by the Board of Directors of Coffee Holding Co., Inc. and by the Board of Directors of Transpacific International Group Corp.

      2. The merger of Coffee Holding Co., Inc. with and into Transpacific International Group Corp. is permitted by the laws of the jurisdiction of organization of Coffee Holding Co., Inc. and has been authorized in compliance with said laws, by which Coffee Holding Co., Inc. is governed.

      3. The said Plan of Merger was submitted to the stockholders of Coffee Holding Co., Inc. pursuant to the provisions of the laws of its jurisdiction of organization, and the manner of approval thereof by said stockholders was as follows: By the unanimous written consent of the stockholders.

      (a) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

            (i) Designation of class: Common Stock, no par value

            (ii) Number of outstanding shares of class: 1

            (iii) Number of votes of class entitled to be cast: 1

      (b) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

            (i) Designation of class: Common Stock, no par value

            (ii) Number of votes of class cast for Plan of Merger: 1

            (iii) Number of votes of class cast against Plan of Merger: 0

      (c) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by said class.

      4. The said Plan of Merger was approved by the unanimous consent of the stockholders of Transpacific International Group Corp. and by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

      5. When the merger herein provided for becomes effective, Article FIRST of the Articles of Incorporation of Transpacific International Group Corp. is amended pursuant to the Plan of Merger to read as follows:

      "FIRST: The name of the corporation is Coffee Holding Co., Inc."

      6. The merger herein provided for shall become effective in the State of Nevada upon filing of the Certificate.

Signed on April 16, 1998.

                                        Coffee Holding Co., Inc.

                                        /s/ Andrew Gordon
                                        ----------------------------------
                                        Andrew Gordon, President

                                        /s/ David Gordon
                                        ----------------------------------
                                        David Gordon, Secretary

                                        Transpacific International Group Corp.

                                        /s/ David Gordon
                                        ----------------------------------
                                        David Gordon, President

                                        /s/ Andrew Gordon
                                        ----------------------------------
                                        Andrew Gordon, Secretary


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

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF KINGS   )

On April 16, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, Andrew Gordon, President of Coffee Holding Co., Inc. personally known to me to be the person whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

                                -------------------------
                                       Notary Public

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF KINGS   )

On April 16, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, Andrew Gordon, President of Transpacific International Group Corp., personally known to me to be the person whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

                                -------------------------
                                       Notary Public


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